UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33225 (Commission File Number)	20-5336063
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

9811 Katy Freeway, Suite 1200, Houston, TX		77024
(Address of principal executive offices)		(Zip Code)

(346) 359-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	GLDD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Great Lakes Dredge & Dock Corporation (the "Company") held its 2024 Annual Meeting of Stockholders on May 9, 2024 (the "Annual Meeting"). In connection with the Annual Meeting, proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934. Matters voted upon were (1) the election of three directors, each to serve for a three-year term expiring at the 2027 Annual Meeting of Stockholders and to hold office until her/his respective successor is elected and qualified or until her/his earlier death, disqualification, resignation or removal; (2) the ratification of the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024; (3) approval, on a non-binding advisory basis, of the Company's executive compensation; (4) the approval of an amendment to the Company's certificate of incorporation to declassify the Board of Directors; (5) the approval of an amendment to the Company's certificate of incorporation to increase the number of authorized shares of the Company's common stock from 90,000,000 to 170,000,000 shares; (6) the approval of an amendment to the Company's certificate of incorporation to include the exculpation of officers given recent changes to Delaware law; (7) the approval of an amendment to the Company's certificate of incorporation to clarify certain provisions relating to Maritime Laws; (8) the approval of an amendment to the Company's certificate of incorporation to remove the corporate opportunity waiver; and (9) the approval of the amendment and restatement of the Company's certificate of incorporation to clarify, eliminate or update outdated provisions and modernize the Company's certificate of incorporation. A total of 60,816,829 votes were cast. The results with respect to each matter are set out below:

1) The stockholders elected each of the three director nominees to serve for a three-year term expiring at the Company's 2027 Annual Meeting of Stockholders. The result of the vote taken at the Annual Meeting was as follows:

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Lasse J. Petterson	52,802,014	1,869,373	6,145,442
Kathleen M. Shanahan	50,860,083	3,811,304	6,145,442
Earl L. Shipp	52,016,351	2,655,036	6,145,442

2) The stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered accounting firm for the fiscal year ending December 31, 2024 with the following vote:

FOR	AGAINST	ABSTAIN
57,455,615	3,249,468	111,746

3) The stockholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company's named executive officers. The result of the vote taken at the Annual Meeting was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
52,265,288	2,380,423	25,676	6,145,442

4) The stockholders approved the amendment to the Company's certificate of incorporation to declassify the Board of Directors. The result of the vote taken at the Annual Meeting was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
53,763,480	893,330	14,577	6,145,442

5) The stockholders approved the amendment to the Company's certificate of incorporation to increase the number of authorized shares of the Company's common stock from 90,000,000 to 170,000,000 shares. The result of the vote taken at the Annual Meeting was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
53,730,985	6,531,074	554,770	6,145,442

6) The stockholders approved the amendment to the Company's certificate of incorporation to include the exculpation of officers given recent changes to Delaware law. The result of the vote taken at the Annual Meeting was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
45,032,348	9,249,246	389,793	6,145,442

7) The stockholders approved the amendment to the Company's certificate of incorporation to clarify certain provisions relating to Maritime Laws. The result of the vote taken at the Annual Meeting was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
53,454,357	825,075	391,955	6,145,442

8) The stockholders approved the amendment to the Company's certificate of incorporation to remove the corporate opportunity waiver. The result of the vote taken at the Annual Meeting was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
53,023,108	1,145,530	502,749	6,145,442

9) The stockholders approved the amendment and restatement of the Company's certificate of incorporation to clarify, eliminate or update outdated provisions and modernize the Company's certificate of incorporation. The result of the vote taken at the Annual Meeting was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
53,632,264	638,625	400,498	6,145,442

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/Vivienne R. Schiffer
Vivienne R. Schiffer
Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

Date: May 13, 2024